ARTICLES OF SHARE EXCHANGE

                         WPS RESOURCES CORPORATION
                         (a Wisconsin corporation)
                         The Acquiring Corporation

                                    and

                   WISCONSIN PUBLIC SERVICE CORPORATION
                         (a Wisconsin corporation)
                         The Acquired Corporation


                         =========================

          In accordance with and pursuant to Section 180.1105 of the Wisconsin Business Corporation Law ("WBCL"), WPS Resources Corporation, a Wisconsin corporation ("Acquiring Corporation"), as of the 1st day of September, 1994, DOES HEREBY EXECUTE the following ARTICLES OF SHARE EXCHANGE:

                                 ARTICLE 1
                                 ---------
          The Agreement and Plan of Share Exchange by and between the Acquiring Corporation and Wisconsin Public Service Corporation, a Wisconsin corporation (the "Acquired Corporation"), dated as of January 17, 1994 ("Plan of Share Exchange"), a true and correct copy of which is attached hereto as Exhibit A and hereby incorporated by reference herein, was approved in accordance with Section 180.1103 of the WBCL.

                                 ARTICLE 2
                                 ---------
          The Board of Directors of Acquired Corporation, in accordance with its Restated Articles of Incorporation, as amended, and By-laws and the WBCL, approved and adopted the Plan of Share Exchange and the transactions contemplated thereby on December 9, 1993.

                                 ARTICLE 3
                                 ---------
          The stockholders of Acquired Corporation, in accordance with Acquired Corporation's Restated Articles of Incorporation, as amended, and By-laws and the WBCL, approved and adopted the Plan of Share Exchange and the transactions contemplated thereby on May 5, 1994.

                                 ARTICLE 4
                                 ---------
          The Board of Directors of the Acquiring Corporation, in accordance with the Acquiring Corporation's Articles of Incorporation and By-laws and the WBCL, approved and adopted the Plan of Share Exchange and the transactions contemplated thereby and directed the submission of the Plan of Share Exchange to the sole shareholder of the Acquiring Corporation on December 9, 1993.

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                                 ARTICLE 5
                                 ---------
          Acquired Corporation, as the then sole shareholder of the Acquiring Corporation, in accordance with the Acquiring Corporation's Articles of Incorporation and By-laws and the WBCL, approved and adopted the Plan of Share Exchange and the transactions contemplated thereby on December 9, 1993.

                                 ARTICLE 6
                                 ---------
          These Articles of Share Exchange shall be effective, and the exchange of shares provided for under the Plan of Share Exchange shall take effect, upon the filing of these Articles of Share Exchange with the office of the Wisconsin Secretary of State.

          IN WITNESS WHEREOF, the Acquiring Corporation has caused these Articles of Share Exchange to be executed by its duly authorized officers as of the day and year first above written.

                                   WPS RESOURCES CORPORATION

                                      /s/ Daniel A. Bollom
                                   By:_________________________________
                                      Daniel A. Bollom
                                      President and Chief Executive
                                         Officer

                                          /s/ Robert H. Knuth
                                   Attest:______________________________
                                          Robert H. Knuth
                                           Secretary






     These Articles of Share Exchange have been drafted by, and should be returned to, Michael S. Nolan, Esq., Foley & Lardner, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.


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